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                                                                   Exhibit 10.25


                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 21st day of December, 2000, by and between Stephen E. Odom (hereinafter "Executive") and NEON Systems, Inc. ("Neon" or "Employer").


1. Employment. Subject to the terms and conditions set forth in this Agreement, Employer shall employ Executive, and Executive hereby accepts such employment with Employer.

2.       Duties of Executive.

         (a) Executive shall serve in the capacity of President, Chief Operating Officer, Chief Financial Officer and member of the Board of Directors of Neon, and shall be subject to supervision by the Board of Directors of Neon ("the Board") and the Chief Executive Officer ("CEO") (collectively, "Supervising Parties"). In such capacity, Executive shall have all necessary powers to discharge his duties and responsibilities, which include general oversight of the affairs of Neon; consultation as needed with officers, managers, employees and other personnel of Neon; and such other duties as the Supervising Parties may reasonably assign, consistent with duties typically assigned to employees who hold positions similar to that of Executive.

         (b) During the term of this Agreement and except as provided below, Executive shall perform to the best of his abilities the duties assigned to him hereunder, shall devote his primary business time, attention and effort to the affairs of Neon and shall use his reasonable best efforts to promote the interests of Neon. Notwithstanding the foregoing or anything else in this Agreement, Executive may engage in reasonable charitable, civic or community activities and, with prior approval of the Board, may serve as a director of any business corporation, partnership or other business entity, provided that such activities or service do not interfere with his duties hereunder. Executive's principal office for the performance of his duties under this Agreement shall be located within the greater metropolitan areas of Houston, Texas.

3. Term. The term of this Agreement (the "Term") shall commence as of October 1, 2000 (the "Effective Date"), and shall continue until terminated by either party in accordance with the terms and conditions hereinafter set forth.

4. Salary. Commencing on the Effective Date, Employer shall pay Executive a minimum annual base salary of $275,000.00, or $22,916.67 per month, which shall be payable in accordance with Employer's standard payroll practice, but in any event, not less frequently than monthly. Additionally, the Executive shall be provided a car allowance of $1,250 per month.

5. Bonus Compensation. In addition to the Salary set forth above, Employer shall pay Executive an incentive bonus of $34,375.00 per quarter, to be based upon achievement of corporate operating results, the precise milestones and operating goals to be mutually established within thirty days from the Effective Date.

6. Compensation Review. No later than 12 months after the Effective Date, the Board will review the Executive's overall compensation and establish new compensation and benefits for the Executive. In no event will such new compensation and benefits be less than compensation and benefits included in this Agreement.
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7.       Grant of Restricted Stock and Non-Qualified Stock Options. As
consideration for the services provided by Executive pursuant to this Agreement, and pursuant to Employer's 1999 Long Term Incentive Plan, Employer shall award to Executive 100,000 restricted shares of Common Stock of Employer (the "Restricted Stock Grant"), and incentive stock options to acquire 200,000 shares of Employer's Common Stock ("Option Grant"). The Restricted Stock and incentive Stock Options will be granted on the date this Agreement is executed. The Restricted Stock will be granted at no charge to the Executive. The exercise price for the Option Grant will be the closing price of the Company's common stock per the Nasdaq exchange on the date of granting. The terms of the Restricted Stock Grant and the Option Grant will be reflected in grant agreements pursuant to the terms of the 1999 Long Term Incentive Plan. The Restricted Stock Grant and Option Grant will be vested in accordance with Schedule A attached hereto.

8. Accelerated Vesting of Stock Options and Restricted Stock in Event of Change of Control. If at any time there occurs a Change in Control, as defined herein, of Neon ("the Corporation"), all unvested stock options and restricted Common Stock conferred upon Executive shall vest immediately. For purposes of this Agreement, a "Change in Control" will be deemed to occur in the following events:

         (i) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of a majority of the combined voting power of the Corporation's then outstanding voting securities (the "Voting Securities").

         (ii) Approval by stockholders of the Corporation of (A) a merger or consolidation involving the Corporation if the stockholders of the Corporation immediately before such merger or consolidation do not own, directly or indirectly immediately following such merger or consolidation, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (B) a complete liquidation or dissolution of the Corporation or an agreement for the sale or other disposition of all or substantially all of the assets of the Corporation.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because a majority or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Corporation or any of its subsidiaries; (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Corporation in the same proportion as their ownership of stock in the Corporation immediately prior to such acquisition; or (iii) a Permitted Person. For purposes of the preceding sentence, a "Permitted Person" is (x) any Person or group of Related Persons who, as of the date of this Agreement, owns more than twenty percent (20%) of the issued and outstanding Common Stock of the Corporation or (y) any corporation, partnership, limited liability company or other entity the majority of the outstanding equity interests in which are owned by such Person or group of Related Persons. The term "Related Persons," as used in the preceding sentence, shall mean and include each person who is a member of the family of another person, any trust established for the benefit of any one or more of the foregoing persons and any entity the majority of the outstanding equity interests in which are owned by any one or more of the foregoing persons.


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If the acceleration of vesting under this provision results in an additional tax liability to the Executive under section 280g of the Internal Revenue Code, Neon shall compensate the Executive in an amount equal to the additional tax plus the tax effect of such payment.

9. Employee Benefits. During the term of this Agreement, Employer shall provide Executive with all benefits made available from time to time by Employer and/or its organizational predecessors to employees and/or officers generally and to employees who hold positions similar to that of Executive (including benefits granted to other officers and/or directors of Employer and/or its organizational predecessors), as per company policy. Specifically, Executive's benefits shall include, without limit, participation in any and all Employer-sponsored medical, dental and vision plans or programs (providing coverage for Executive's immediate family); disability insurance; life insurance payable to Executive's designated beneficiary; participation in any and all Employer-sponsored retirement plans and/or 401(k) plans; and paid vacation (up to four weeks). In the event that Executive's employment with Employer is for any reason involuntarily terminated by Employer, Employer agrees to provide the Executive and his dependents with health and dental benefits equivalent to those previously provided for a period of twelve (12) months from the effective date of termination.

Additionally, the Executive, solely at his discretion, may choose to relocate his residence. It is herein agreed that the Employer will reimburse Executive for all reasonable costs incurred for said relocation.

10.      Not used.

11. Severance Payment. Independent of, and in addition to, the various items of compensation and benefits set forth in Sections 4 through 10 of this Agreement, Employer agrees to pay Executive an additional lump sum payment equal to six months total compensation ("Severance Payment"), payable at the time of termination if termination is without Cause, the result of an Executive Termination Event (as defined in Section 13), or due to a Change in Control, as defined in Section 8. "Cause," for purposes of this Agreement, shall be defined as (i) theft, destruction, misappropriation of Employer's Company property; (ii) conviction of a felony; (iii) willful and material disregard of reasonable directives from Neon's Board of Directors, provided that the Board shall provide Executive with written notice that such event shall have occurred ("Notice of Disregard") and shall further allow Executive 30 days in which to cure such disregard, and provided further that the Board shall provide an opportunity for the Executive to be heard if there is no cure within 30 days of the Notice of Disregard; and (iv) Breach of Fiduciary Duty, provided that the Board shall provide Executive with written notice that such event shall have occurred ("Notice of Breach of Fiduciary Duty") and shall further allow Executive 30 days in which to cure such Breach of Fiduciary Duty, and provided further that the Board shall allow an opportunity for Executive to be heard if there is no cure within 30 days of the Notice of Breach of Fiduciary Duty.

12. Death or Disability. In the event that Executive dies or becomes unable to perform his duties and responsibilities under this Agreement as a result of an illness, injury or impairment that continues for 90 consecutive days or more ("Disability"), this Agreement may be terminated (which termination shall be effective immediately and without notice in the event of Executive's death and upon written notice by Employer in the event of Executive's Disability), and the following shall be applicable upon any such termination:

         (a) All stock options and restricted stock conferred upon Executive by Employer as referenced in Section 7 of this Agreement, shall immediately vest and may be exercised either by Executive or his estate;


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         (b) Employer shall pay to Executive (or his estate, heirs and/or assigns, as appropriate) all salary owed to Executive by Employer pursuant to
Section 4 of this Agreement; any bonus owed to Executive as of the date of said death or Disability, pursuant to Section 5 of this Agreement; and the Severance Payment referenced in Section 11 of this Agreement; and

         (c) Employer shall, for a period of 12 months after such Death or Disability, provide employee benefits for the Executive and his dependents, pursuant to Section 9 of this Agreement at no cost to the Executive or his estate.

13.      Early Termination Upon Executive Termination Event.

         (a) Executive may terminate his employment under this Agreement upon the occurrence of an Executive Termination Event. If such termination occurs after December 31, 2000 and before March 31, 2001, Executive shall be entitled to all stock options and restricted stock vested as of the date of termination plus an acceleration of vesting of stock options and restricted stock equal to the number of stock options and restricted shares of Common Stock that would have vested to the Executive had he remained employed for the twelve (12) months following the termination date. If such termination occurs after March 31, 2001, Executive shall be entitled to all stock options and restricted stock vested as of the date of termination plus an acceleration of vesting of 50% of the stock options and restricted shares of Common Stock unvested as of that date. Executive shall be entitled to immediate payment of all salary owed to Executive by Employer, any bonus owed to Executive as of the date of said termination, the Severance Payment referenced in Section 11 of this Agreement, and will provide employee benefits, pursuant to Section 9 of this Agreement at no cost to the Executive.

          (b) For purposes of this Section 13, "Executive Termination Event" shall be defined as: (i) a significant reduction in the duties or responsibilities of Executive from those set forth in this Agreement; (ii) a change in job title of Executive that is reflective of a reduction in duties, responsibilities and/or stature; (iii) a change or reduction in Executive's total remuneration (including salary, bonus, qualified retirement benefits, welfare benefits, stock option and restricted stock benefits and any other employee benefits) from that provided in this Agreement; (iv) a change in Executive's direct reporting relationship such that Executive is no longer reporting directly to the Board and CEO; (v) a change by Employer in the location of Executive's principal place of employment, which moves said principal place of business more than 35 miles from the location specified in this Agreement; (vi) failure by Employer to provide directors and officers liability insurance covering Executive; and (vii) a Material Disagreement, as hereinafter defined.

14. Early Termination by Executive Due to Material Disagreement. The parties agree and acknowledge that Executive and the Board and/or CEO may not be able to agree as to the proper course or direction of Employer's business ("Material Disagreement"). Executive, in his sole discretion and acting in good faith, shall determine whether there is a Material Disagreement between Executive and the Board and/or the CEO.

15. Termination By Employer for Cause. At any time during the Term, Employer may terminate Executive's employment hereunder for Cause. If Employer terminates Executive for Cause, then Employer will pay Executive his accrued and unpaid base salary through the termination date at the rate in effect at the time notice of termination is given. Thereafter, Employer shall have no further obligations to Executive, provided, however, that any such termination shall not adversely affect or alter Executive's rights under any employee benefit plan of Employer in which Executive, at the date of termination, has a vested interest, including without limitation any then vested portion of the Option Grant or Restricted Stock Grant, unless otherwise provided in such employee benefit plan or any agreement or other instrument attendant thereto. Notwithstanding the foregoing and in addition to whatever rights or remedies Employer may have at law or


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in equity, all unvested stock options and unvested restricted Common Stock under the Restricted Stock Grant held by Executive shall immediately expire on the date of such termination of employment if Executive's employment is terminated by Employer for Cause pursuant to this Section 15.

16. Termination by Employer without Cause. At any time during the Term, Employer may terminate Executive's employment hereunder without Cause. If the Employer terminates Executive without Cause prior to March 31, 2001, Executive shall be entitled to all stock options and restricted Common Stock vested as of the date of termination plus an acceleration of vesting of stock options and restricted stock equal to the number of stock options and restricted shares of Common Stock that would have vested to the Executive had he remained employed for the twelve (12) months following the termination date. If such termination occurs after March 31, 2001, Executive shall be entitled to all stock options and restricted Common Stock vested as of the date of termination plus an acceleration of vesting of 50% of the stock options and restricted stock unvested as of the termination date. Executive shall be entitled to immediate payment of all salary owed to Executive by Employer and any bonus owed to Executive as of the date of said termination, the Severance Payment referenced in Section 11 of this Agreement; and medical and dental benefits, pursuant to
Section 9 of this Agreement, at no cost to the Executive.

17. Non-Disclosure. Executive acknowledges that in the course of his employment with Employer, he will be allowed to become acquainted with the Employer's business affairs, information, trade secrets, and other matters which are of a proprietary or confidential nature, including but not limited to the Employer's business opportunities, price and cost information, finance, customer information, business plans, various sales techniques, manuals, letters, notebooks, procedures, reports, products, processes, services, technology and other confidential information and knowledge concerning Employer's business (collectively, the "Confidential Information"). Executive understands and acknowledges that such Confidential Information is confidential, and he agrees not to disclose such Confidential Information to anyone outside Employer except as he reasonably deems necessary or appropriate in connection with performing his duties on behalf of Employer. Executive further agrees that he will not during the Term hereof and/or at any time thereafter use such Confidential Information in competing, directly or indirectly, with Employer. For purposes of the preceding provisions of this Section 17, the term "Employer" shall include any and all subsidiaries of Employer. At such time as Executive shall cease to be employed by Employer, he will immediately turn over to Employer all Confidential Information, including papers, documents, writings, electronically stored information, other property, and all copies of them provided to or created by him during the course of his employment with Employer. The provisions of this Section 17 shall be binding upon Executive and Executive's heirs, successors, and legal representatives and shall survive the termination of this Agreement for any reason.

18. Notice Provision. Any notice, demand or request required or permitted to be given or made under this Agreement shall be in writing and shall be deemed given or made when delivered in person, when sent by United States registered or certified mail, or postage prepaid, or when telecopied to a party at its address or telecopy number specified below:

                  If to Employer:

                  NEON Systems, Inc.

                  ________________________________

                  ________________________________
                  Attn:
                  Telecopy number:  (___) ___-____


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                  If to Executive:

                  Stephen E. Odom

                  --------------------------------

                  --------------------------------

                  --------------------------------

The parties to this Agreement may change their addresses for notice by notifying the other parties in the manner provided in this Section 18.

19. Headings Non-Binding. All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions hereof.

20. Words to have Contextual Meaning. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Additionally, the words "and" and "or" shall be given their contextual meaning and not be interpreted blindly as being solely conjunctive or disjunctive, as the case may be.

21. Execution of Agreement. The parties shall execute all documents, provide all information and take or refrain from taking all actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

22. Limitation of Benefits Clause. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the parties, except as otherwise expressly provided herein.

23. Non-waiver Provision. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

24. Multiple Originals. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

25. CHOICE OF LAWS. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

26. Severability and Reformation. If any provision of this Agreement is declared or found to be illegal, unenforceable, or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

27. Entire Agreement. This Agreement, and the agreements in the forms of exhibits attached hereto, constitute the entire agreement and understanding between the parties with respect to the subject matter


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hereof and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

28. Written Amendments Provision. No supplement, modification or amendment of this agreement or waiver of any provision of this Agreement shall be binding unless executed in writing by all parties to this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor shall any such waiver constitute a continuing wavier unless otherwise expressly provided.

29. Written Consent for Assignment. No party may assign this Agreement or any rights or benefits thereunder without the written consent of the other parties to this Agreement.

30. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Houston, Texas, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding the above, Employer shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of Section 17 hereof. Furthermore, should a dispute occur concerning Executive's mental or physical capacity as described in Section 12, a doctor selected by Executive and a doctor selected by Employer shall be entitled to examine Executive. If the opinion of Employer's doctor and Executive's doctor conflict, Employer's doctor and Executive's doctor shall together agree upon a third doctor, whose opinion shall be binding.

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EXECUTED as of the date first above written.

NEON Systems, Inc



By: /s/ JOHN MOORES
   -------------------------------------------------------

and

EXECUTIVE


/s/ STEPHEN E. ODOM
----------------------------------------------------------
Stephen E. Odom


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